UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2010
TTM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-31285	91-1033443

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2630 South Harbor Boulevard, Santa Ana, CA	92704

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 327-3000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Effective May 26, 2010, we entered into an indemnification agreement with each of our non-employee directors in the form attached hereto as Exhibit 10.15.
Pursuant to the indemnification agreement, each non-employee director will be indemnified to the fullest extent permitted by applicable law against all expenses, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by the director, or on the director’s behalf, arising out of his or her service as a director. The indemnification agreement further provides procedures for the determination of an indemnitee’s right to receive indemnification and the advancement of expenses.
The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the indemnification agreement, and is subject to and qualified in its entirety by reference to the indemnification agreement attached hereto as Exhibit 10.15, which is incorporated by reference into this Item 1.01.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 26, 2010, we held an annual meeting of stockholders to consider and vote upon the following proposals: (i) to elect three Class I directors for a term expiring in 2013; and (ii) to ratify the appointment of KPMG LLP, an independent registered public accounting firm, as our independent registered public accountants for the fiscal year ending December 31, 2010.
The results of the vote to approve the proposals were as follows:

			Broker
	For	Withheld	Non-Votes
1. Election of Directors:
James K. Bass	35,852,302	551,474	3,671,994
Thomas T. Edman	35,915,746	488,030	3,671,994
Tang Chung Yen, Tom	35,915,103	488,673	3,671,994

	For	Against	Abstain
2. Ratification of KPMG, LLP as independent registered public accountants	39,441,143	487,742	146,885
The proposals received the necessary votes in favor to be adopted by our stockholders at the annual meeting.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
Not applicable.
(b) Pro Forma Financial Information.
Not applicable.
(c) Shell Company Transactions.
Not applicable.

(d) Exhibits.

Exhibit No.	Description

10.15	Form of Director Indemnification Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2010	TTM TECHNOLOGIES, INC.
	By:	/s/ Steven W. Richards
Steven W. Richards
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.15	Form of Director Indemnification Agreement